As filed with the Securities and Exchange Commission on July 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

R.R. Donnelley & Sons Company

(Exact name of registrant as specified in its charter)

Delaware	36-1004130
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Donnelley Deferred Compensation and Voluntary Savings Plan

(Full Title of the Plan)

Suzanne S. Bettman

Executive Vice President and General Counsel

R. R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be Registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, par value $1.25 per share	4,000,000 shares	$15.45	$61,800,000	$8,429.52

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Donnelley Deferred Compensation and Voluntary Savings Plan (the “Plan”).
(2)	Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of outstanding shares of common stock issuable pursuant to awards granted under the Plan.
(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) on the basis of the average of the high and low sales prices of the common stock on the Nasdaq Global Stock Market on July 22, 2013.

EXPLANATORY NOTE

R. R. Donnelley & Sons Company (the “Company”) filed a registration statement on Form S-8 on June 18, 1999 (Reg. No. 333-80995) (the “Previous Registration Statement”), relating to the registration of shares of common stock of the Company in connection with Donnelley Deferred Compensation and Voluntary Savings Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 registers an additional 4,000,000 shares of the Company’s common stock which may be acquired pursuant to the Plan.

The contents in Part II of the Previous Registration Statement are hereby incorporated by reference pursuant to General Instruction E of Form S-8, except for Items 3, 6, 8 and 9, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	This registration statement relates to the common stock of the Company to be offered pursuant to the Plan. Information required by Part I to be contained in the Section 10(a) prospectus related to the Plan is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules) are deemed incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated below, being hereinafter referred to as “Incorporated Documents”):

(1) Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(2) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013;

(3) Current Reports on Form 8-K filed on March 14, 2013, May 24, 2013 and May 30, 2013;

(4) The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A (File No. 001-04694) filed with the Commission on July 27, 1993, as amended on August 4, 2009, including any subsequent amendment or report filed for the purpose of updating such description; and

(5) All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Certificate of Incorporation of the Company contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

The Company also entered into indemnification agreements with each of our directors and anticipate that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any reasonable expense, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 8.	Exhibits.

The Exhibits accompanying this registration statement are listed below and also on the accompanying Exhibit Index.

Exhibits	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 2, 2007)

4.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated February 16, 2012, filed on February 21, 2012)

10.1	Donnelley Deferred Compensation and Voluntary Savings Plan (incorporated by reference to Exhibit 99 to the Company’s Registration Statement on Form S-8 filed on June 18, 1999)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K with respect to the Plan, the Company hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 26, 2013.

R.R. DONNELLEY & SONS COMPANY

By:	/S/ THOMAS J. QUINLAN, III
Name:	Thomas J. Quinlan, III
Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 26, 2013.

Signature	Capacity

/S/ THOMAS J. QUINLAN, III	President and Chief Executive Officer, Director
Thomas J. Quinlan, III	(Principal Executive Officer)

/S/ DANIEL N. LEIB	Executive Vice President and Chief Financial Officer
Daniel N. Leib	(Principal Financial Officer)

/S/ ANDREW B. COXHEAD	Senior Vice President and Chief Accounting Officer
Andrew B. Coxhead	(Principal Accounting Officer)

/S/ SUSAN M. CAMERON*	Director
Susan M. Cameron

/S/ LEE A. CHADEN*	Director
Lee A. Chaden

/S/ RICHARD L. CRANDALL*	Director
Richard L. Crandall

/S/ SUSAN M. GIANNINNO*	Director
Susan M. Gianninno

/S/ JUDITH H. HAMILTON*	Director
Judith H. Hamilton

Director
Jeffrey G. Katz

/S/ RICHARD K. PALMER*	Director
Richard K. Palmer

/S/ JOHN C. POPE*	Director
John C. Pope

/S/ MICHAEL T. RIORDAN*	Director
Michael T. Riordan

/S/ OLIVER R. SOCKWELL*	Director
Oliver R. Sockwell

/S/ STEPHEN M. WOLF*	Chairman of the Board, Director
Stephen M. Wolf

/S/ SUZANNE S. BETTMAN
Suzanne S. Bettman As Attorney-in-Fact

*	By Suzanne S. Bettman as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Chicago, State of Illinois, on July 26, 2013.

DONNELLEY DEFERRED COMPENSATION AND VOLUNTARY SAVINGS PLAN

By:	/s/ Anne Pease
Name: Anne Pease
Title: Administrator

EXHIBIT INDEX

Exhibits listed below that have been previously filed with the Commission are incorporated herein by reference with the same effect as if filed with this registration statement.

Exhibits	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 2, 2007)

4.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated February 16, 2012, filed on February 21, 2012)

10.1	Donnelley Deferred Compensation and Voluntary Savings Plan (incorporated by reference to Exhibit 99 to the Company’s Registration Statement on Form S-8 filed on June 18, 1999)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K with respect to the Plan, the Company hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.